UREA AMMONIUM NITRATE
PURCHASE AND SALE AGREEMENT

1.Effective Date	May 7, 2009
2.Buyer	Koch Nitrogen Company, LLC ("Buyer")
3.Buyer Contact Information	Attention:	Todd Minnihan
	Address:	4111 East 37th Street North, Wichita, Kansas 67220
	Phone:	(316) 828-8778
	Fax:	(316) 828-4084
	Email:	minnihat@kochind.com
4.Seller	Pryor Chemical Company (“Seller”)
5.Seller Contact Information	Attention:	David R. Goss, Vice President
	Address:	16 S. Pennsylvania Ave., Oklahoma City, OK 73107
	Phone:	405-235-4546
	Fax:	405-235-5067
	Email:	dgoss@lsb-okc.com
6.Term
The term of the Agreement (the “Term”) shall commence at 12:01 a.m. central time on July 1, 2009 and shall terminate at 11:59 p.m. central time on June 30, 2014, unless otherwise terminated earlier in accordance with the Agreement.  The term “Term” shall include any renewal of the Agreement as provided below.  The Agreement may be extended for a twelve (12) month period upon the written agreement of both Buyer and Seller made on or prior to December 31, 2013.     Notwithstanding the foregoing, neither party shall be obligated to renew the Agreement.

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

7.Early Termination
If the Seller’s Facility has not produced commercial quantities of Product by November 30, 2009, then either party may provide written notice to the other party on or before December 15, 2009 (the “Early Termination Date”) that it is terminating the Agreement, which it may do without liability therefor.  Seller will use commercially reasonable efforts to satisfy the condition in the preceding sentence prior to the Early Termination Date.  If neither party terminates the Agreement on or before the Early Termination Date, then the Agreement will continue in full force and effect.  For purposes of this Section 7, “produced commercial quantities of Product” shall mean to produce at least an average of 667 Tons per day of Product at or above the Specifications (as determined by Section 24) for a period of ten (10) consecutive days.

If (i) Seller terminates the Agreement as described in this Section 7 and (ii) before June 30, 2014, Seller restarts the unit at Seller’s Facility at which Product is produced, Seller shall notify Buyer at least ten (10) business days’ prior to any such restart (a “Restart Notice”), and shall grant to Buyer the right, but not the obligation, to purchase Product produced at the Seller’s Facility on the same terms and conditions as set forth in the Agreement.  Buyer shall have ten (10) business days after the delivery of the Restart Notice to notify Seller in writing that it elects to purchase Product produced at the Seller’s Facility on the same terms and conditions as set forth in the Agreement, subject to such changes as may be mutually agreed to in writing by the parties.  For the avoidance of doubt, Buyer’s rights after such Restart Notice shall be the same as those rights it had immediately prior to Seller’s termination pursuant to this Section 7 (e.g., same pricing basis for Product, bonus, quantity, payment obligations, remaining Term, etc.) and the parties will execute and deliver all documents necessary to reflect such agreement.  If Buyer does not so elect and notify Seller as set forth in this Section 7, Seller will be free to sell Product produced at the Seller’s Facility on terms and conditions acceptable to Seller.

8.Termination for Convenience
On or after August 1, 2010:

(i) Seller shall have the unilateral right to terminate the Agreement at any time and for any reason, without liability therefor; provided Seller provides to Buyer at least three (3) months’ prior written notice of the termination, and

(ii) Buyer shall have the unilateral right to terminate the Agreement at any time and for any reason, without liability therefor; provided Buyer provides to Seller at least six (6) months’ prior written notice of the termination.

Buyer and Seller agree that the notice of termination described in this Section 8 may not be delivered prior to August 1, 2010.

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9.Termination for Economic Hardship
If Seller shuts down the unit at Seller’s Facility at which Product is produced solely because of Seller’s Economic Hardship on the sale of Product to Buyer hereunder, Seller shall have the right to terminate the Agreement upon thirty (30) days’ prior written notice to Buyer.  Such notice shall be accompanied by a certificate of the Chief Financial Officer of Seller attesting to the Seller’s Economic Hardship.  For purposes of this Agreement, Seller’s Economic Hardship is the condition where Seller shuts down the unit at Seller’s Facility at which Product is produced because Seller is incurring a loss on a variable cost basis on the sale of Product hereunder.

If, before June 30, 2014, Seller restarts the unit at Seller’s Facility at which Product is produced, Seller shall provide Buyer a Restart Notice at least ten (10) business days’ prior to any such restart, and shall grant to Buyer the right, but not the obligation, to purchase Product produced at the Seller’s Facility on the same terms and conditions as set forth in the Agreement.  Buyer shall have ten (10) business days after the delivery of the Restart Notice to notify Seller in writing that it elects to purchase Product produced at the Seller’s Facility on the same terms and conditions as set forth in the Agreement, subject to such changes as may be mutually agreed to in writing by the parties.  For the avoidance of doubt, Buyer’s rights after such Restart Notice shall be the same as those rights it had immediately prior to Seller’s termination pursuant to this Section 9 (e.g., same pricing basis for Product, bonus, quantity, payment obligations, remaining Term, etc.) and the parties will execute and deliver all documents necessary to reflect such agreement.  If Buyer does not so elect and notify Seller as set forth in this Section 9, Seller will be free to sell Product produced at the Seller’s Facility on terms and conditions acceptable to Seller.

10.Product
The Product purchased and sold hereunder will be urea ammonium nitrate (the "Product").  The specifications for the Product are contained in Appendix I, attached hereto and made a part of the Agreement (the “Specifications”).

11.Price	The price for Product is set forth in Appendix II attached hereto and made a part of the Agreement. An example of the price calculation is included in Appendix II.
12.Annual Buyer Bonus
Seller shall pay Buyer a bonus (“Annual Buyer Bonus”) as calculated (including examples) in Appendix III attached hereto and made a part of the Agreement.  If the Agreement commences or is terminated during a Fertilizer Year (and not on the first or last day of such year), the amounts in this Section 12 will be prorated accordingly.

13.Loading Schedule
Each week, Buyer shall provide Seller with a loading schedule for the following week.  Seller shall deliver and load Product as noted on the loading schedule and use its commercially reasonable efforts to comply with the loading schedule provided by Buyer.  Buyer may change the loading schedule or suspend scheduled loading as necessary; provided that Buyer use commercially reasonable efforts to provide notice of such change before the then scheduled loading date.  If Product is loaded more than two (2) days in advance of Buyer’s loading schedule, Buyer may, at its option, either return all or any portion of such Product to Seller at Seller's risk and expense or retain all or any portion of such Product, in which event Seller shall reimburse Buyer for all costs incurred in the storage of such retained Product between the date of actual loading and the date of the scheduled loading for such Product.  If Seller has reason to believe loading will not be made as scheduled, it will give prompt written notice setting forth the cause and expected duration of the anticipated delay.  To the extent flexibility is allowed by customers of Buyer on the timing of loading of Product, the parties will cooperate to the extent reasonable to coordinate periods and times for loading hereunder.

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14.Reporting and Payment
On or before the fourth (4th) business day of every month, Buyer will prepare and e-mail to Seller a report for the current month that includes the: (i) estimated volume of Product to be purchased by Buyer and shipped for the current month and (ii) estimated Weighted Average Net Sales Price (as defined in Appendix III) for the current month.  The format of this report (“Monthly Report”) is set forth in Appendix IV.  Within seven (7) days after the end of each week, Buyer will make payment of the Estimated Weekly Payment by means of electronic funds transfer (EFT) into a U.S. bank account designated by Seller and payable in dollars.  The “Estimated Weekly Payment” shall mean the volume of Product purchased by Buyer and shipped the previous week multiplied by the estimated Weighted Average Net Sales Price.

By the twentieth (20th) day of the month after the Monthly Report is sent to Seller, Buyer shall prepare and e-mail to Seller a report to reconcile all the Estimated Weekly Payments against the actual amounts owed to Seller for the previous month (“Reconciliation Report”).  The Reconciliation Report shall include: (i) the difference between the estimated and actual volume of Product purchased by Buyer and shipped for the previous month, and (ii) the difference between the estimated Weighted Average Net Sales Price and actual Net Sales Price (as defined in Appendix II) for the previous month.  In addition, the Reconciliation Report shall calculate and contain the difference between the (a) total Estimated Weekly Payments and (b) actual amount owed to Seller, in each case, for the previous month as calculated pursuant to this Agreement, such difference referred to as the “Monthly Reconciliation Amount”.  In the event the Monthly Reconciliation Amount is a positive amount (e.g., the total of the Estimated Weekly Payments for the previous month is greater than the actual amount owed to Seller for such month), Buyer will subtract such amount in the next Estimated Weekly Payment.  In the event the Monthly Reconciliation Amount is a negative amount (e.g., the total of the Estimated Weekly Payments for the previous month is less than the actual amount owed to Seller for such month), Buyer will add such amount to the next Estimated Weekly Payment.  The format of the Reconciliation Report is set forth in Appendix IV.

If Buyer disputes any amounts owing to Seller, the disputed amounts determined to be due and owing shall be paid promptly following such determination.

15.Seller’s Report
On a daily basis, Seller will provide to Buyer the following information related to Seller’s Facility: (i) the prior day’s beginning and ending inventory of Product in Tons; (ii) the prior day’s production of Product in Tons; (iii) the prior day’s Tons of Product shipped/loaded into trucks and railcars; and (iv) any gains or losses of Product in Tons for the month (the “Seller Report”).  The format of the Seller’s Report is set forth in Appendix IV.

At any time, upon Buyer’s request, Seller shall give Buyer and its employees, agents, and contractors reasonable access, during regular business hours and upon reasonable advance notice, to such employees, records, and assets of or relating to the Agreement, in each case, as is necessary to allow Buyer and its employees, agents, and contractors to make such inspections, to interview or confer with officers, employees, agents and representatives of Seller that Buyer believes are necessary and appropriate, including to confirm the information described in Seller’s Report, the operational requirements of the Seller’s Facility as described in Section 18, the Specifications, and the compliance with the exclusivity requirements set forth in Section 23.

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16.Buyer’s Position Report
Buyer may from time to time sell Product produced at Seller’s Facility to non-Affiliates of Buyer (“Third-Party Sales”).  Promptly after a Third-Party Sale (but no more than one-time a day for all Third-Party Sales occurring in a day), Buyer will report to Seller: (i) the volume of Product for actual Third-Party Sales for the months Product is to be shipped pursuant to such sales and (ii) the estimated Weighted Average Net Sales Price for the current month and future months, if available (the “Buyer’s Position Report”).  The Buyer’s Position Report will also contain volume and price information regarding Product purchased by Buyer and sold to its Affiliates.   Buyer will use commercially reasonable efforts to provide the Buyer Position Report before 2:00 p.m. central time each day, but not later than the close of business each day to allow Seller to place natural gas hedges if Seller deems appropriate.  The format of Buyer’s Position Report is set forth in Appendix IV.

Buyer shall maintain adequate books and records to document the Third-Party Sales.  At Seller’s request, but not any more frequently than one request in any twelve month period, Seller shall have the right to audit (utilizing an independent third-party auditor) Buyer’s books and records pertaining to the Third-Party Sales.   The Seller’s right to audit shall be conditioned upon reasonable prior written notice and will be conducted at reasonable times by an independent third-party auditor.  Such auditor shall be an internationally recognized public accounting firm mutually agreed by the parties under a confidentiality agreement reasonably acceptable to Buyer.  If the parties fail to agree upon a firm, then each party’s auditors shall select a third-party auditor.   The auditor shall only be entitled to review Buyer’s books and records pertaining to the Third-Party Sales.

If (a) Buyer and Seller dispute an issue pertaining to a Third-Party Sale and are unable to reach an agreement about such issue and (b) the issue is audited by a third-party auditor at the request of Seller as described in the preceding paragraph: (i) Buyer shall pay all of the third-party auditor fees and expenses if the third-party auditor determines that Buyer is entitled to less than fifty percent (50%) of the portion of the amount in dispute; (ii) Seller shall pay all of the third-party auditor fees and expenses if the third-party auditor determines that Seller is entitled to less than fifty percent (50%) of the portion of the amount in dispute; or (iii) Seller and Buyer shall each pay half of the third-party auditor fees and expenses if the third-party auditor determines that each of Seller and Buyer are entitled to exactly fifty percent (50%) of the amount in dispute.

Buyer and Seller shall meet either by telephone or in person on a periodic basis to discuss the Buyer’s purchase of Product under this Agreement; provided, however, all decisions on marketing strategy and prices for the Product are at Buyer’s sole and absolute discretion.

Notwithstanding anything to the contrary set forth herein and except to the extent disclosed to the third-party auditor as described in this Section 17, Buyer shall have no obligation to, and will not, reveal to Seller or Seller’s Representatives the identity of any third-party purchaser or the price at which Product was sold to such third-party.

17.Delivery Terms/Shipping Mode	All Product purchased by Buyer under the Agreement shall be delivered to Buyer on a FOB (Seller’s Facility) basis. Product may be delivered to railcars or trucks arranged by Buyer.

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18.Seller’s Facility
All Product delivered to Buyer under the Agreement shall be produced at, prepared for loading and loaded from, Seller’s chemical plant facility located at Pryor, Oklahoma (“Seller’s Facility”).  Seller’s Facility shall meet or exceed the operating requirements set forth in Appendix V attached hereto and made a part of the Agreement.

19.Seller Turnaround
In the event Seller elects to take a turnaround at the Seller’s Facility during any Fertilizer Year, Seller shall use commercially reasonable efforts to provide Buyer with at least 180 days’ prior notice of the commencement of the turnaround, describing the expected commencement date, scope, and length of such turnaround (the “Turnaround Notice”).  In addition, Seller shall provide Buyer with periodic updates regarding the progress of the turnaround.  Notwithstanding the foregoing, Buyer acknowledges that the Turnaround Notice is a non-binding good faith estimate for planning purposes only and Seller’s failure to timely provide Buyer with such notice shall not result in liability to Seller.  Seller shall provide Buyer with notice on the day the Seller’s Facility has completed the turnaround and is producing Product at or above the Specifications.

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20.Buyer Shortfall Payment
In recognition that Seller will incur costs at the Seller’s Facility in order to fulfill its obligations under the Agreement, and further in recognition that Seller would incur damages, but which would be difficult to calculate, if: (i) Buyer fails to take delivery of Product produced at Seller’s Facility meeting the Specifications and (ii) Buyer’s failure described in (i) above directly causes the (a) entire Product storage capacity at Seller’s Facility of 40,000 Tons to be utilized and (b) the unit at Seller’s Facility at which Product is produced to be shut-down or idled, Buyer will pay Seller, as liquidated damages and not as a penalty, and as Seller’s sole and exclusive remedy, an amount equal to the Buyer Shortfall Payment, as calculated (including examples) in Appendix VI attached hereto and made a part of the Agreement.

Notwithstanding the foregoing, Buyer shall not be responsible for the Buyer Shortfall Payment if Buyer's failure described in (i) in the preceding paragraph was caused by: (i) Seller’s Facility not meeting the operating requirements set forth in Appendix V; (ii) the loading area or loading equipment at the Seller’s Facility being unavailable or inaccessible; (iii) the Product inventory level or other information in Seller’s Report is materially inaccurate; (iv) rejection or delay by Seller or its agents or representatives of one or more truck(s) or rail car(s) where such truck(s) or rail car(s) complied with all material requirements of this Agreement; (v) a force majeure condition; (vi) Seller's uncured breach of its obligations under this Agreement or the Railcar Management Agreement; (vii) delays in rail or truck transportation beyond the reasonable control of Buyer; or (viii) any event, development or effect that, individually or in the aggregate, has impaired, hindered, delayed or adversely affected the availability for use by Buyer of an adequate number of railcars to take delivery of Product hereunder, except to the extent caused by Buyer’s uncured breach of its obligations under this Agreement or the Railcar Management Agreement.

The parties agree that said calculation is a reasonable estimate of damages that Seller would likely suffer in the event of such failure.  Seller will use commercially reasonable efforts to minimize or eliminate any Buyer Shortfall Payment.  If the Agreement commences or is terminated during a Fertilizer Year (and not on the first or last day of such year), the amounts in this Section 20 will be prorated accordingly.  Buyer will pay Seller’s invoice for the Buyer Shortfall Payment (less any Forward Sales Suspension Credit) via wire transfer in immediately available funds no later than thirty (30) days from the date of Seller’s invoice to Buyer for the Buyer Shortfall Payment.

Notwithstanding any provision of the Agreement to the contrary, (i) in no event shall the aggregate amount of Buyer Shortfall Payment to be paid by Buyer to Seller during the Term exceed Four Million Five Hundred Thousand Dollars (US$4,500,000) and (ii) Buyer shall be relieved of any obligation to pay the Buyer Shortfall Payment in a Fertilizer Year once Buyer’s purchases of Product hereunder meet or exceed 300,000 Tons in such Fertilizer Year.

21.Production Credit
In recognition that Buyer has agreed to purchase Product in accordance with the terms and conditions of the Agreement and will incur additional costs to satisfy its obligations hereunder, and further in recognition that Buyer would incur damages, but which would be difficult to calculate if the amount of Product produced at, and made available for delivery to Buyer from, the Seller’s Facility did not meet a certain minimum level, the parties agree as follows:

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If the amount of Product produced at, and made available for delivery to Buyer from, the Seller’s Facility in any quarter (the “Actual Quarterly Delivery”) is less than 60,000 Tons, Seller will credit Buyer an amount equal to the difference between: (i) the Actual Quarterly Delivery and (ii) 60,000 Tons, multiplied by *** per Ton (such amount referred to as the “Production Credit”).  Examples of the Production Credit calculation are included in Appendix VII attached hereto and made a part of the Agreement.

Notwithstanding the foregoing, in the event Seller elects to take a turnaround at the Seller’s Facility during any Fertilizer Year satisfying the requirements in Section 19, the 60,000 Tons described in this Section 21 shall be reduced by 857 Tons for each day the Seller’s Facility is shut-down or idled for such turnaround; provided, however, that in no event shall such reduction exceed 20,000 Tons in any Fertilizer Year.

If, however, during the next quarter after which a Production Credit has been earned, the Actual Quarterly Delivery is greater than 60,000 Tons of Product, Seller may apply the amount the Actual Quarterly Delivery (in Tons) exceed 60,000 Tons to the Actual Quarterly Delivery of the previous quarter to reduce the amount of Production Credit that has been earned.

The parties agree that said calculation is a reasonable estimate of damages that Buyer would likely suffer in the event of such failure.  Buyer will use commercially reasonable efforts to minimize or eliminate any Production Credit.  If the Agreement commences or is terminated during a Fertilizer Year (and not on the first or last day of such year), the amounts in this Section 21 will be prorated accordingly.  Seller will pay Buyer’s invoice for the Production Credit via wire transfer in immediately available funds no later than thirty (30) days from the date of Buyer’s invoice to Seller; provided, that such invoice will not be sent until one (1) quarter has elapsed after a Production Credit has been earned.

22.Make-Whole
If, for any reason, including those set forth in Section 27 or a termination of this Agreement, Seller fails to deliver all or part of the quantity of Product required to be delivered in accordance with the Agreement in order for Buyer to satisfy the requirements of its existing Third-Party Sales (for which Seller has entered into a valid and binding contract), either Buyer or Seller shall pay the other party an amount equal to the Make-Whole, as calculated (including examples) in Appendix VIII attached hereto and made a part of the Agreement.  The party owing the Make-Whole will pay the other party’s invoice for the Make-Whole via wire transfer in immediately available funds no later than thirty (30) days from the date of the invoice.  Each party stipulates that the payment obligation in this Section 22 is reasonable in light of the anticipated harm and the difficulty of estimation or calculation of actual damages and hereby waives the right to contest such payment as an unreasonable penalty or otherwise.

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23.Exclusivity and Other Rights
Seller grants to Buyer the right to be the exclusive purchaser of the first *** Tons of Product produced at, or otherwise made available from, the Seller’s Facility each month.  As such, Seller acknowledges and agrees that, during the Term, it will not, and will not authorize or permit any of Seller’s Representatives to, directly or indirectly, accept any proposal or offer from any Person (other than Buyer) relating to the first *** Tons of Product produced at, or otherwise made available from, the Seller’s Facility each month.

For any amount of Product produced at, or otherwise made available from, the Seller’s Facility that exceeds *** Tons in a month (“Additional Product”), Seller shall grant to Buyer the following right:

(i)
Seller shall, as soon as commercially reasonable, send written notice to Buyer that it desires to sell the Additional Product.  Such notice shall identify the amount of Product Seller desires to sell and proposed delivery dates.

(ii)
Buyer shall have the right, but not the obligation, to purchase the Additional Product pursuant to the terms and conditions, including price, as set forth in this Agreement.  If Buyer desires to exercise its right to purchase the Additional Product hereunder, it shall provide notice to Seller no later than two (2) business days following Buyer’s receipt of the notice described in (i) above.

	(iii)	If Buyer does not elect to purchase the Additional Product, then Seller shall have the right to sell such product at a price and upon terms as it deems appropriate.

Seller acknowledges and agrees that, in addition to all other remedies available (at law or otherwise) to Buyer, Buyer shall be entitled to equitable relief (including injunction and specific performance) as a remedy for any breach or threatened breach of any provision of this Section 23, and Buyer shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 23, and Buyer waives any right it may have to require that Buyer obtain, furnish or post any such bond or similar instrument.

24.Quality Determination
For each load of Product under the Agreement, Seller shall provide Buyer, in a form reasonably satisfactory to Buyer, a certificate of analysis verifying that the Product delivered meets in all respects the Specifications.  Such certificate of analysis shall be from a laboratory acceptable to Buyer and shall be based on samples of the Product taken after loading that is representative of the entire load of Product.  All sampling and analysis of the Product shall be conducted in accordance with the methods established by ASTM, The Fertilizer Institute (“TFI”), the AOAC, or other applicable body for the sampling and analysis of products like the Product.  Samples shall be retained by Seller for a period of sixty (60) days or longer if there is a dispute regarding the quality of Product subject to such samples.

Each party shall have the right to witness the sampling and/or retain a sample of each load of Product to Buyer for quality verification and dispute resolution purposes.  Each party shall have the right to have its sample analyzed by an independent laboratory using the analysis methods established by ASTM, TFI, AOAC, or other applicable body in case of a dispute, whose determination shall be binding upon the parties.  If Seller delivers non-conforming or defective Product, Seller shall, at Buyer’s option, promptly replace non-conforming or defective Product with Product meeting the Specifications and requirements of the Agreement; provided that, in lieu of the replacement of non-conforming or defective Product, Buyer shall have the right, in its sole discretion, to reject any non-conforming or defective Product and to revoke any acceptance of such Product and Seller shall refund to Buyer all amounts paid by Buyer with respect to such Product.

Whether Buyer rejects such Product or acted in reliance upon Seller’s warranty or the certificate of analysis provided by Seller, Seller shall bear all reasonable costs, expenses and liabilities associated with or arising out of non-conforming or defective Product, including removal, delivery, transportation, storage, disposal, cleaning, and any property damage.
Buyer shall have the right before loading and delivery and for a period of sixty (60) days after actual receipt of Product even if inspection of the Product occurred, to reject any non-conforming or defective Product and to revoke any acceptance of such Product.

Buyer will use commercially reasonable efforts to assist Seller in minimizing Seller’s damages in the event Seller delivers non-conforming or defective Product.

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25.Quantity Determination
Each party shall have the right to witness the measurement of each delivery of Product under the Agreement.  All measuring equipment shall be maintained and calibrated in accordance with manufacturer’s specifications, as well as any applicable industry, legal or regulatory requirements or methods established for the maintenance and calibration of such measurement equipment.

For Product delivered by railcar:

The quantity of Product delivered shall be determined by use of certified scales, or if a certified scale is not available for measuring railcar quantities, then the railcar outage tables shall be used.  If the quantity of Product delivered is, in Buyer’s reasonable opinion, lower than that which is stated by Seller on the bill of lading, Buyer may, at its option, require that the Product quantity be determined using an independent certified third-party scale service, which quantity determination will be binding upon the parties.  The fees of such independent scale service shall be borne by the party whose determination was more incorrect or in error.

For Product delivered by truck:

The quantity of Product delivered shall be determined by use of certified scales at Seller’s Facility.  If the quantity of Product delivered is, in Buyer’s reasonable opinion, lower than that which is stated by Seller on the bill of lading, Buyer may, at its option, require that the Product quantity be determined using an independent certified third-party scale service, which quantity determination will be binding upon the parties.  The fees of such independent scale service shall be borne by the party whose determination was more incorrect or in error.

26.Title and Risk of Loss
Title to Product and risk of loss, damage and contamination of Product shall pass to Buyer when the Product passes the inlet flange of the railcar or truck, as applicable, during loading at Seller’s Facility.  Product shall be deemed “delivered” at such time as title passes.  Prior to passage of title of the Product to Buyer, Seller assumes all risk and liability, and Buyer shall not be liable to Seller for any loss or damage to persons, property or the environment arising out or related to the Product prior to delivery.

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27.Force Majeure
The parties will be excused from their respective performances hereunder if performance is prevented or delayed by any acts of God or circumstance beyond the reasonable control of the party seeking excuse from performance, including without limitation, fire, explosion, flood, unusually severe or abnormal weather, riots or other civil disturbances, wars, acts of terrorism, actions of governments, compliance with any law or change in law implemented, adopted or promulgated after the date of the Agreement, or strikes, lockouts or other labor difficulties, mechanical equipment failures that extend for a period greater than fifteen (15) consecutive days despite the claiming party’s reasonable attempts to cure same, or any necessity to not operate, or to reduce operation of, equipment in order to protect the safety of people or to protect the environment (“force majeure”).

Promptly after a party determines a force majeure condition exists, that party will notify the other party in writing of the circumstances and consequences claimed and will use commercially reasonable means to remove the cause(s) in question.  For the avoidance of doubt, unavailability of raw materials shall not be deemed a force majeure unless such failure is caused by circumstances beyond the reasonable control of Seller’s suppliers that would constitute a force majeure under the Agreement.  In no event shall a change in market conditions, price of raw materials or other financial change be deemed to be a force majeure.  Neither party will be obligated to settle any demands of, or disputes with, laborers.  If such notice is not given within seventy-two (72) hours after the party claiming a force majeure becomes aware of the existence of such force majeure condition, the excuse from performance shall only be effective from and after the date of the notice, otherwise the excuse from performance shall be from the date of the occurrence of such force majeure.  Neither party shall have the right to declare a force majeure or be entitled to an excuse from performance for any event or circumstance caused by its negligence.

If quantities of Product are affected by force majeure (the “Force Majeure Quantities”), Buyer shall have the option (not the obligation) to extend the Term of the Agreement to allow for the delivery of the Force Majeure Quantities within a reasonable period of time as determined by Buyer or to delete the Force Majeure Quantities from the Agreement, but the Agreement will otherwise continue in full force and effect for the Term set forth in the Agreement.

In any event, unless otherwise requested by Buyer, Seller shall allocate the Product, including the raw materials used to produce Product at Seller’s Facility, in a way to prioritize Product over other goods produced at Seller’s Facility.  Buyer may take reasonable measures necessary for it to cover any quantity of Product not delivered by Seller during Seller’s force majeure.  Notwithstanding anything herein to the contrary, if the force majeure lasts for more than ninety (90) consecutive days, then either party, at its option, may terminate the Agreement upon written notice to the other party.

28.Railcars
Seller will, with consultation from Buyer, lease a number of railcars (“Railcars”) considered by the parties to be appropriate for the use of Buyer to facilitate deliveries of Product produced at Seller’s Facility to Buyer and its customers during the Term.  The Railcars will be managed by Buyer, and the parties rights and obligations regarding the Railcars will be specifically set forth in the Railcar Management Agreement (in the form attached hereto as Appendix IX attached hereto and incorporated herein) to be executed and delivered simultaneously with this Agreement.

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29.Access to Seller’s Facility
Buyer acknowledges that all drivers for motor carriers loading Product at the Seller’s Facility will be required to follow Seller’s reasonable plant safety rules and procedures while at the Seller’s Facility.

30.Forward Sale Suspension
In the event Seller’s Facility suffers a failure of mechanical or chemical function or equipment normally used by Seller for manufacturing, handling or delivering of Product, a plant shutdown, a necessity to not operate, or to reduce operation of, equipment in order to protect the safety of people or to protect the environment, then Seller may notify Buyer of such event, its request for Buyer to suspend any forward Third-Party Sales of Product, and the expected timing of each (“Forward Sales Suspension”).  Upon receipt of such notice from Seller, Buyer shall suspend any forward Third-Party Sales of Product; provided, however, Buyer may conclude any such sale for which it may have potential liability for Buyer’s refusal to finalize the sale, which shall be determined in the reasonable judgment of Buyer (upon and in conformity with the advice of its in-house counsel).  Seller shall provide Buyer with periodic updates regarding the timing of the Forward Sale Suspension.  Seller shall provide Buyer with at least two (2) business days’ prior notice before the Forward Sales Suspension is ended.

For every day during the Forward Sales Suspension (including the day notice is given to commence and end such suspension), Seller shall provide to Buyer a credit that may, at Buyer’s option, be applied to the calculation of a Buyer Shortfall Payment that equals 857 Tons per day (“Forward Sales Suspension Credit”).  Buyer may apply a Forward Sales Suspension Credit, or any portion thereof, to any Buyer Shortfall Payment that accrues from the day after the Forward Sales Suspension is ended to the day that is one hundred eighty (180) days thereafter.   An example of the Forward Sales Suspension Credit calculation is included in Appendix VI.

If the Agreement commences or is terminated during a Fertilizer Year (and not on the first or last day of such year), the amounts in this Section 30 will be prorated accordingly.

31.Definitions	As used in the Agreement, in addition to the terms defined elsewhere herein, the terms noted on Appendix X, attached hereto and incorporated herein, shall have the meanings set forth on Appendix X.
32.Terms and Conditions
The Terms and Conditions are hereby attached hereto as Appendix XI and incorporated into and made a part of the Agreement by reference as essential terms and conditions.   All purchases by Buyer of Product are expressly limited to and conditioned upon acceptance of such Terms and Conditions, regardless of whether Buyer purchases Product through any media or means, including written purchase orders, electronic orders via EDI, acknowledgements, confirmations, or other writings from Seller to Buyer.  Unless such provisions are expressly agreed to by Buyer in a writing signed by Buyer, any additional or conflicting terms and conditions contained on, attached to or referenced by Seller's order confirmation or otherwise, or other prior or later communication from Seller to Buyer, shall have no effect on the purchase of any such Product by Buyer from Seller and are expressly rejected by Buyer.  In the event of a conflict between the specific provisions of this Agreement and the Terms and Conditions, the specific provisions of this Agreement shall control.

[signature page to follow]

***Confidential***

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized representatives effective as of the day and date first set forth above.

Seller:	Buyer:

PRYOR CHEMICAL COMPANY	KOCH NITROGEN COMPANY, LLC
By:	By:
Print:	Print:
Title:	Title:
Date:	Date:

[SIGNATURE PAGE TO UREA AMMONIUM NITRATE PURCHASE AND SALE AGREEMENT]

***Confidential***

List of Appendices

Appendix I – Product Specifications

Appendix II – Product Pricing

Appendix III – Bonus

Appendix IV – Reports

Appendix V – Seller’s Facility Operating Requirements

Appendix VI – Buyer Shortfall Payment

Appendix VII – Example of Production Credit

Appendix VIII – Make-Whole

Appendix IX – Railcar Management Agreement

Appendix X – Definitions

Appendix XI – Terms and Conditions

***Confidential***

Appendix I
Product Specifications

UAN		Typical	Min	Max
% Nitrogen		32.00%	31.80%	32.50%
Appearance		Clear	Clear	Clear
Color		colorless	colorless	colorless
Free Ammonia		500 ppm	200 ppm	700 ppm
Specific Gravity @ 60 deg F		1.32	1.3	1.34
Gauge Pressure @ 140 deg F	PSIG	N.A	N.A	N.A
Approx. Salt Out Temp (deg F)	Deg F	32 F	32 F	32 F
Approx. Salt Out Temp (deg C)	Deg C	0 C	0 C	0 C
PH UAN Day Tank (to maintain 0.1% Free NH3)		7	6.8	7.2
AN/UREA Ratio @ Origin		1.33	1.1	1.35

Corrosion Inhibitor		PO4 Based	PO4 Based	PO4 Based
Inhibitor rate	ppm	100 ppm	80 ppm	120 ppm

% Nitrogen		28.00%	27.80%	28.50%
Approx. Salt Out Temp (deg F)	Deg F	0 F	0 F	0 F
Approx. Salt Out Temp (deg C)	Deg C	- 17.8 C	- 17.8 C	- 17.8 C

***Confidential***

Appendix II
Product Pricing

Net Sales Price:

The “Net Sales Price” shall equal the Net Third-Party Sales Price or the Net Affiliate Sales Price, as applicable and determined below:

Net Third-Party Sales Price:

The price for Product purchased by Buyer and sold to non-Affiliates under Third-Party Sales (the “Net Third-Party Sales Price”) will be established using the following formula:

Net Third-Party Sales Price (expressed in US$ per Ton) = ***

Where:

***

***

***

Net Affiliate Sales Price:

The price for Product purchased by Buyer and sold to its Affiliates (“Net Affiliate Sales Price”) will be the actual price per Ton (on an FOB (Seller’s Facility) basis) established by mutual agreement in writing between Buyer and Seller (which shall be net of any discounts).

However, in the event a price cannot be agreed to in writing by Buyer and Seller, the Net Affiliate Sales Price shall be established using the following formula:

Net Affiliate Sales Price (expressed in US$ per Ton) = ***

Where:

***

***
•	***

•	***
•	***

•	***

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***Confidential***

Example #1:

***
***
***
***

***

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***Confidential***

Appendix III
Annual Buyer Bonus

For each Fertilizer Year, Seller shall pay to Buyer a bonus on each Ton of Product sold to Buyer hereunder (“Annual Buyer Bonus”), and established using the following formula:

If the Annual Seller Margin ***, then the Annual Buyer Bonus shall equal ***.

If the Annual Seller Margin ***, then the Annual Buyer Bonus shall equal the product of (A) Annual Seller Margin multiplied by (B) *** per Ton.

Where:

The Annual Buyer Bonus shall not exceed *** per Ton.

Annual Seller Margin = ***

Weighted Average Net Sales Price = ***.

Seller Gas Cost = ***

Weighted Average Seller UAN Cost = ***

For purposes of calculating Weighted Average Net Sales Price and Weighted Average Seller UAN Cost, an average will be used in which each amount to be averaged is assigned a weight.  The weight is determined by the volume during the period.

Interim Buyer Bonus:
On a quarterly basis during a Fertilizer Year, an interim bonus (“Interim Buyer Bonus”) on each Ton of Product sold to Buyer hereunder will be made to Buyer based on the Seller Quarterly Margin, calculated as follows:

If the Seller Quarterly Margin for the quarter ***, then the Interim Buyer Bonus shall equal ***.

If the Seller Quarterly Margin for the quarter ***, then the Interim Buyer Bonus shall equal the product of (A) Seller Quarterly Margin for the quarter multiplied by (B) *** per Ton.

Where:

The Interim Buyer Bonus shall not exceed *** per Ton.

Seller Quarterly Margin = ***

For purposes of calculating Weighted Average Net Sales Price, Seller Gas Cost, and Weighted Average Seller UAN Cost in the Interim Buyer Bonus calculation, the parties will use the relevant amounts for the relevant quarter.  An average will be used in which each amount to be averaged is assigned a weight.  The weight is determined by the volume during the period.

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***Confidential***

Seller will pay Buyer’s invoice for an Interim Buyer Bonus via wire transfer in immediately available funds no later than thirty (30) days from the date of Buyer’s invoice to Seller.

Annual Reconciliation:
Within forty-five (45) days after the end of each Fertilizer Year, the parties will reconcile the (i) Interim Buyer Bonus amounts, if any, that were received by Buyer during the preceding Fertilizer Year against (ii) Annual Buyer Bonus for that Fertilizer Year, as follows:

If the total of the Interim Buyer Bonus amounts > the Annual Buyer Bonus, the Buyer must return the difference to the Seller.

If the total of the Interim Buyer Bonus amounts < the Annual Buyer Bonus, the Seller must pay the difference to the Buyer.

Each party will pay the other party’s invoice for the amount due pursuant to the annual reconciliation via wire transfer in immediately available funds no later than thirty (30) days from the date of the invoice.

Example #1:

During the first quarter of the Fertilizer Year (Q1) –

In Q1, 66,000 Tons of Product is shipped from Seller’s Facility, with a Weighted Average Net Sales Price of *** per
Ton.  The Seller Gas Cost for the Product shipped in Q1 (FIFO basis) was ***, prior to a realized gas hedge gain of ***for the Product sold in Q1.  The Interim Buyer Bonus would be calculated as follows:

Seller Gas Cost = ***
Weighted Average Seller UAN Cost = ***
Seller Quarterly Margin = ***
Interim Buyer Bonus = ***
Maximum Interim Buyer Bonus = ***
Since *** is greater than **, Interim Buyer Bonus is calculated using the *** per Ton
Total Interim Buyer Bonus due to Buyer from Seller for Q1 = ** per Ton x 66,000 Tons = ***.

During the second quarter of the Fertilizer Year (Q2) –

In Q2, 60,000 Tons of Product is shipped from Seller’s Facility, with a Weighted Average Net Sales Price of *** per
Ton.  The Seller Gas Cost for the Product shipped in Q2 (FIFO basis) was ***, prior to a realized gas hedge gain of *** for the Product sold in Q2.  The Interim Buyer Bonus would be calculated as follows:

Seller Gas Cost = ***
Weighted Average Seller UAN Cost = ***
Seller Quarterly Margin = ***
Interim Buyer Bonus = ***
Maximum Interim Buyer Bonus = *** per Ton
Since *** is less than ***, Interim Buyer Bonus is calculated using the *** per Ton
Total Interim Buyer Bonus due to Buyer from Seller for Q2 = *** per Ton x 60,000 Tons = ***.

During the third quarter of the Fertilizer Year (Q3) –

In Q3, 60,000 Tons of Product is shipped from Seller’s Facility, with a Weighted Average Net Sales Price of *** per
Ton.  The Seller Gas Cost for the Product shipped in Q3 (FIFO basis) was ***, prior to a realized gas hedge gain of *** for the Product sold in Q3.  The Interim Buyer Bonus would be calculated as follows:

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***Confidential***

Seller Gas Cost = ***
Weighted Average Seller UAN Cost = ***
Seller Quarterly Margin = ***
Interim Buyer Bonus = ***
Total Interim Buyer Bonus due to Buyer from Seller for Q3 = ***

During the fourth quarter of the Fertilizer Year (Q4) -

In Q4, same facts as Q3
Total Interim Buyer Bonus due to Buyer from Seller for Q4 = ***

Annual Reconciliation -

During the Fertilizer Year:

246,000 Tons of Product was shipped from Seller’s Facility as follows: 66,000 Tons @ *** for Q1; 60,000 Tons @ *** for Q2; 60,000 Tons @ *** for Q3; and 60,000 Tons @ *** for Q4.

Weighted Average Net Sales Price  = ***
Seller Gas Cost = ***
Weighted Average Seller UAN Cost = ***
Annual Seller Margin = ***
Annual Buyer Bonus = ***
Maximum Annual Buyer Bonus = *** per Ton

Since *** is less than ***, Annual Buyer Bonus is calculated using the ***.

Annual Buyer Bonus due to Buyer from Seller for the Fertilizer Year = ***.

Total of Interim Buyer Bonus = ***

Since the total of the Interim Buyer Bonus amounts (***) > the Annual Buyer Bonus (***), the Buyer must return the difference of *** to Seller.

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***Confidential***

Appendix IV
Reports

[attached hereto]

***Confidential***

Appendix V
Seller’s Facility Operating Requirements

UAN Truck Loadout Capacity.  4 trucks per 1-hour period.

UAN Production Capacity.  325,000 Tons per Fertilizer Year.

UAN Railcar Loadout Capacity.  1-2 railcars per 1-hour period, subject to adjustment by the railroad for railcar switches and railroad schedule.

UAN Storage Capacity.  Seller shall provide Buyer with dedicated tank storage capacity at the Seller’s Facility for Product of approximately 40,000 Tons, including heels.

Railcar Storage Capacity.  45 railcars

Railcar Switching/Week.  5 days per week (less holidays), subject to adjustment by the railroad for railcar switches and railroad schedule.

***Confidential***

Appendix VI

Buyer Shortfall Payment

If the Buyer Shortfall Payment is due and owning pursuant to Section 20, it shall be calculated as follows:

For each day during which the unit at Seller’s Facility at which Product is produced is shut-down or idled for the reasons described in Section 20, the product of (A) 857 Tons multiplied by (B) the Buyer Shortfall.

Where:

Buyer Shortfall  = the difference of (a) the Weighted Average Net Sales Price (described in Appendix III) for the seven (7) days prior to and including, and seven (7) days after the commencement of a shut-down or idling of the unit at Seller’s Facility at which Product is produced minus (b) the product of ***.  However, if there are no sales by Buyer during the time period referred to in the preceding sentence, the thirty (30) days prior to and including the commencement of a shut-down or idling of the unit at Seller’s Facility at which Product is produced will be used.   If there are no sales during the time period referred to in the preceding sentence, the Weekly Index Price for the thirty (30) days prior to and including the commencement of a shut-down or idling of the unit at Seller’s Facility at which Product is produced will be used.

***

If, after the first Fertilizer Year (July 1, 2009 to June 30, 2010), if one party believes, in good faith, that the 857 Tons used in the calculation of the Buyer Shortfall Payment above does not accurately reflect the actual daily production rate of Product at Seller’s Facility during the first (1st) Fertilizer Year, then it may provide written notice to the other party to meet to discuss an alternate amount.  The parties shall meet promptly after the date of such notice (in any event not later than fifteen (15) days after the date of the notice) to discuss and attempt to agree upon such an alternate amount.  If the parties fail to agree on the appropriate adjustment to the 857 Tons within thirty (30) days of the date of the original notice, then the 857 Tons shall be used until an alternate amount is agreed upon in writing by the parties.  The intent of the parties is to reflect the actual daily production rate of Product at Seller’s Facility for the first (1st) Fertilizer Year as a proxy for subsequent Fertilizer Years in the calculation of the Buyer Shortfall Payment above and Forward Sales Suspension Credit as set forth in Section 31 above.

Example #1:
Starting October 15, 2012, Seller’s Facility is idled for 10 days because the 40,000 Tons of storage is full and the Buyer failed to make rail shipments on existing orders.  From October 8th to 15th, there was a Weighted Average Net Sales Price of *** per Ton on sales.  From October 16th to the 21st, there was a Weighted Average Net Sales Price of *** per Ton on sales.  ***

The Buyer Shortfall Payment would be calculated as follows:

***
***
***
*** total Buyer Shortfall Payment for October 2012

Example #2 (with Forward Sales Suspension Credit)

Assume the same facts as Example #1.  In addition, Seller previously issued a Forward Sales Suspension for 12 days in May 2012 (May 1-12).  Buyer would be entitled to a Forward Sales Suspension Credit of 10,284 Tons (857 Tons for 12 days) that could be applied to Buyer Shortfall Payment due for October 2012.   Buyer would also have a credit that could be applied to another Buyer Shortfall Payment that occurred from May 13th to November 9th (180 days after the Forward Sales Suspension is lifted).

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***Confidential***

The Buyer Shortfall Payment and credits would be calculated as follows:

***
***
***
***
*** = *** total Buyer Shortfall Payment for October 2012
*** Tons for future credit on Buyer Shortfall Payment

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***Confidential***

Appendix VII
Example of Production Credit

Example #1:
During the 2nd quarter of 2012, April 1, 2012 through June 30, 2012, at Seller’s Facility, Seller produced and made available to Buyer for delivery 42,000 Tons of Product due to a variety of maintenance problems at the Seller’s Facility and there was not a scheduled or notification of a turnaround. The Production Credit would be calculated as follows:

*** Tons
*** of Production Credit for the 2nd quarter of 2012.

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***Confidential***

Appendix VIII
Make-Whole

If the Make-Whole is due and owning pursuant to Section 22, it shall be established using the following:

If the Net Third-Party Sales Price </= the Replacement Price, Seller shall pay to Buyer an amount calculated as follows:

The difference between the (A) amount of Product that was to be delivered to Buyer hereunder to satisfy the requirements of its existing Third-Party Sales and (B) actual amount of Product delivered to Buyer to satisfy such sales (the “Deficiency Volume”) multiplied by the positive difference, if any, obtained by subtracting the (i) Net Third-Party Sales Price from (ii) Replacement Price.

Where:
“Replacement Price” means the price at which Buyer, at its option, acting in a commercially reasonable manner, either (i) purchases substitute Product to cover the Deficiency Volume on a FOB, Seller’s Facility equivalent or (ii) absent such a purchase, the amount of money paid to the Third-Party to satisfy the requirements of a Third-Party Sale.  It is expressly agreed that Buyer shall not be required to enter into a replacement transaction in order to determine the Replacement Price.

If, during a quarter, Seller was obligated to provide Buyer a Production Credit as set forth in Section 21 and pay Buyer a Make-Whole pursuant to Section 21, in each case for occurrences during such quarter, the parties will add *** to the “Net Third-Party Sales Price” in the calculation of the Make-Whole.  See Example #2.

Example #1:
During the 3rd quarter of 2012, the Buyer entered into Third-Party Sales for a total of 55,000 Tons of Product.  However, Seller was only able to produce and deliver to Buyer 50,000 Tons, thus the Deficiency Volume was 5,000 Tons.  The Net Third-Party Sales Price was *** Ton.  Buyer was able to purchase 5,000 Tons for $175.00 per Ton (i.e., the Replacement Price).  The amount Seller would owe Buyer would be:

***

Example #2:
Same facts as Example #1, except that a Production Credit was also owed for the 3rd quarter 2012.  In addition to the Production Credit, the amount Seller would owe Buyer would be:

***

If the Net Third-Party Sales Price > the Replacement Price, Buyer shall pay to Seller an amount calculated as follows:

The difference between the (A) amount of Product that was to be delivered to Buyer hereunder to satisfy the requirements of its existing Third-Party Sales and (B) actual amount of Product delivered to Buyer to satisfy such sales (the “Deficiency Volume”) multiplied by the difference obtained by subtracting the (i) Replacement Price  from (ii) Net Third-Party Sales Price.

Example #3:
Same facts as Example #1, except that the Replacement Price was *** Ton.  The amount Buyer would owe Seller would be:

***
PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

.

***Confidential***

Appendix IX
Railcar Management Agreement
[attached hereto]

***Confidential***

Appendix X
Definitions

Unless otherwise defined in the Agreement, capitalized or other terms used herein shall have the following meanings:

A.
“Affiliate” or “Affiliates” with respect to any specified Person means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.  For this definition, “control” (and its derivatives) means the possession, directly or indirectly, of 25% or more of the Equity Interests of a Person, or the power, directly or indirectly, to vote 25% or more of the voting Equity Interests of a Person.

B.	“business day” shall mean days other than Saturdays, Sundays and national holidays.

C.	“day” shall mean a calendar days, including Saturdays, Sundays and national holidays.

D.
“Equity Interests” means (a) with respect to a corporation, as determined under the laws of the jurisdiction of organization of such entity, shares of capital stock; (b) with respect to a partnership, limited liability company, trust or similar Person, as determined under the laws of the jurisdiction of organization of such entity, units, interests, or other partnership/limited liability company interests; or (c) any other direct or indirect equity ownership or participation.

E.	“Fertilizer Year” shall mean from July 1st of one year to June 30th of the next year
.
F.	“month” shall mean a calendar month.

G.
"Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, unincorporated organization, business, syndicate, sole proprietorship, association, organization, other entity or governmental body.

H.	"Seller’s Representatives" shall include Seller and its Affiliates, and their respective officers, directors, employees, attorneys, advisors, accountants, agents and representatives.

I.	“Ton” or “Tons” shall mean a U.S. short ton or 2000 pounds. A Ton is the unit of measure for Product (UAN 32%) (or adjusted to a UAN 32% basis).

J.	“quarter” shall mean a calendar quarter.

K.	“week” shall mean a calendar week, commencing at 12:01 a.m. on the Monday of each week.

L.	“year” shall mean a calendar year.

Unless the context of the Agreement otherwise requires (i) words of any gender are deemed to include the other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refer to the specified Section of the Agreement; (v) the term “including” and other forms of such term, with respect to any matter or thing, means “including but not limited to” such matter or thing;  and (vi) all references to “dollars” or “$” refer to currency of the United States.

***Confidential***

Appendix XI
Terms and Conditions

1. TERMS OF SALE. These Terms and Conditions (“Terms”) shall apply to the Urea Ammonium Nitrate Purchase and Sale Agreement to which these Terms are attached or referenced (the “Agreement”) and together with these Terms, the “Agreement”.

2. TAXES AND DUTIES.  Buyer shall be responsible for the amount of any applicable sales, use or value added tax imposed on Product as a result of any sale by Buyer hereunder that (a) state or local taxing authorities require Seller to collect from Buyer, and (b) is not subject to an exemption certificate, a direct pay permit or other exemption document.  If any sale is so subject to exemption, Buyer shall provide Seller with copies of such documents or other appropriate evidence.  Except to the extent described above, Seller shall pay all Taxes which may now or hereafter be imposed on or with respect to the manufacturing or production of the Product.  If Buyer is required to pay any Taxes that are Seller’s responsibility hereunder, Seller shall reimburse Buyer for such Taxes within ten (10) days of notice hereunder.

3.  DELIVERIES. (a)  Either party may reject any rail cars, trucks, transports, containers or storage presented for loading/unloading/transfer or refuse to load/unload, transfer or handle any Product which in either case, in such party’s sole opinion, would present an unsafe or potential unsafe situation.  (b)  To the extent Buyer or its customers fail to offload or unload the entire quantity of Product from a railcar utilized for shipment of Product because of (i) a failure of mechanical equipment on the railcar, (ii) a failure of Product to meet the Specifications, or (iii) because of temperature, the Product crystallizes or “salts-out”, in each case, Seller will provide Buyer a credit for the Heel.   A “Heel” shall equal the weight of the railcar returned by Buyer to Seller as measured by Seller at Seller’s Facility minus the stenciled tare weight on the railcar.  The credit will equal the Net Sales Price (in US$ per Ton) multiplied by the Heel (in Tons).  The Heel shall be deemed to have been abandoned by Buyer for the beneficial use or re-use by Seller.

4. COMPLIANCE WITH LAW.  Each party agrees to comply with all applicable laws, treaties, conventions, directives, statutes, ordinances, rules, regulations, orders, writs, judgments, injunctions or decrees of any governmental authority having jurisdiction pertaining to the performance of its obligations under the Agreement.

5. HAZARDOUS/TOXIC SUBSTANCES.  Seller warrants to Buyer that: no Product is or will be the product, or by-product, of any hazardous or toxic waste as defined by applicable law; and  Seller will supply Buyer on a timely basis with Material Safety Data Sheets (MSDS) for the Product, which MSDS will be complete and accurate, including in the disclosing of risks and dangers of the Product and of handling or processing the same.

6. WARRANTY AND INDEMNIFICATION.  (a) Seller warrants that at the time of delivery, (i) the Product shall conform to the Specifications, (ii) Seller will deliver good title to the Product and that the Product shall be delivered free of liens or encumbrances; and (iii) Seller has complied in all respects with all laws applicable to the production,  handling, transportation and delivery of the Product. SELLER DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE PRODUCT FOR A PARTICULAR PURPOSE.

(b)  Seller warrants that the production or sale of the Product delivered hereunder will not infringe the claims of any patent or proprietary or intellectual property of any third-party (a “Third-Party Intellectual Property Right”).  Seller shall indemnify, defend, and hold Buyer (and its Affiliates and its and their respective officers, directors, employees and representatives) harmless from and against any and all claims, liabilities or losses arising from or in connection with any claim that the Product or the sale of Product infringes or violates any Third-Party Intellectual Property Right.

7.  LIMITATIONS.  Notwithstanding anything to the contrary in this Agreement or applicable law, in no event will either party be liable to the other party for any lost or prospective profits, indirect, incidental, consequential, special, exemplary or punitive damages, including, without limitation, lost earnings, lost profits or business interruption, under any claim, whether based upon a party's negligence, breach of warranty, strict liability, in tort or any other cause of action.

8.       GOVERNING LAW/VENUE FOR DISPUTES.  The validity, performance, construction, and effect and all matters arising out of or relating to the Agreement shall be interpreted in accordance with the laws of the State of New York (U.S.A.), without regard to its conflicts of law rules. The United Nations Convention on Contracts for the International Sale of Goods or any subsequently enacted treaty or convention shall not apply or govern the Agreement or the performance thereof or any aspect of any dispute arising therefrom. Any action or proceeding between Buyer and Seller relating to the Agreement shall be commenced and maintained exclusively in the state or federal courts in the state of Delaware (U.S.A.), and Seller submits itself unconditionally and irrevocably to the personal jurisdiction of such courts. BUYER AND SELLER EACH WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THE AGREEMENT.

9. SUCCESSOR AND ASSIGNS.  The Agreement binds and inures to the benefit of Buyer and Seller and their respective successors and assigns expressly permitted by the Agreement. Neither party may assign any interest in, nor delegate any obligation under the Agreement, by operation of law or otherwise, without the other party’s prior written consent. Upon any such permitted assignment, however, the assigning party shall not be relieved of any liability under the Agreement.  Any assignment or attempted assignment in contravention of the foregoing shall be null and void, and shall be considered a breach of the Agreement.

10. AMENDMENT.  Neither party shall claim any amendment, modification or release of any provisions hereof unless the same is in writing and such writing: (i) specifically refers to the Agreement; (ii) specifically identifies the term amended; and (iii) is signed by duly authorized representatives of Seller and Buyer.  No salesperson is authorized to bind either party.

11.  DEFAULT, LIABILITY AND TERMINATION.  Upon the occurrence of any of the following events, (i) the failure of any party to perform any of its other obligations under the Agreement and such failure is not excused or cured within thirty (30) days after receipt of written notice from the other party, (ii) a default under the Railcar Management Agreement (after giving effect to any applicable grace periods), or (iii) upon the occurrence of a Bankruptcy Event (as defined below), then the non-defaulting or non-bankrupt party, in its discretion and upon written notice to the other party (provided no notice shall be required in the event of a Bankruptcy Event), may do any one or more of the following in addition to any other right or remedy it may have in the Agreement or under law or in equity: (a) suspend performance under the Agreement or Railcar Management Agreement; (b) terminate the Agreement or Railcar Management Agreement, whereby any and all obligations of the defaulting or bankrupt party, including payments or deliveries due, will, at the option of the terminating party, become immediately due and payable or deliverable, as applicable; and/or (c) Set-off against any amount that the terminating party owes to the defaulting or bankrupt party under the Agreement or Railcar Management Agreement, in each case subject to Section 7 of these Terms.  “Bankruptcy Event” means the occurrence of any of the following events with respect a party: (i) filing of a petition or otherwise commencing, authorizing or acquiescesing in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law; (ii) making of an assignment or any general arrangement for the benefit of creditors; (iii) having a bankruptcy petition filed against it and such petition is not withdrawn or dismissed within thirty (30) days after such filing; (iv) otherwise becoming bankrupt or insolvent (however evidenced); (v) having a liquidator, administrator, custodian, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or (vi) being generally unable to pay its debts as they fall due.

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12.  CONFIDENTIALITY.  Except as may be agreed to in writing on a case by case basis or as may be necessary to perform its obligations herein, during the Term and for a period of one (1) year thereafter, both parties shall maintain in confidence the terms of the Agreement and all information concerning costs and price to be disclosed in connection with the other’s performance under the Agreement.  Such information shall be disclosed to no one other than (i) Affiliates, employees and representatives who need to know the same in connection with performance under the Agreement, and who are advised of the confidential nature of such information, or (ii) when disclosure is required by law. The obligations under Section 12 of each party, as recipient, shall not apply to such information that (a) was or is in the public domain through no fault of such recipient, (b) was rightfully in recipient's possession free of any obligation of confidence, (c) was developed by recipient independently of and without reference to any confidential information communicated to such recipient by discloser, or (d) was communicated by the discloser to an unaffiliated third-party free of any obligation of confidence.

13. PUBLIC ANNOUNCEMENTS.  Neither party shall issue any press release or public announcement concerning the Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the judgment of Buyer or Seller, disclosure is otherwise required by law, provided that, even in such circumstances, the party intending to make such release shall use commercially reasonable efforts consistent with such law to consult with the other party with respect to the text thereof.

14. INDEPENDENT CONTRACTORS. Buyer and Seller are independent contractors only and are not partners, master/servant, principal/agent or involved herein as parties to any other similar legal relationship with respect to the transactions contemplated under the Agreement or otherwise; and no fiduciary relationship, nor any other relationship imposing vicarious liability shall exist between the Parties under the Agreement or otherwise at law.

15. NOTICES.  Any notice given under the terms of the Agreement shall be in writing and shall be either delivered by hand; mailed by first class, registered, or certified mail with return receipt requested and postage prepaid; or sent by facsimile transmission; or sent prepaid by overnight courier, to the address specified in Section 3 and 5 of the Agreement or otherwise specified in a notice delivered by a party under this Section 15; provided that, the reports described in Section 14, 15 and 16 of the Agreement may be provided via e-mail to personnel designated by the receiving party.  Notice shall be deemed received upon delivery personally or by fax on a business day of the recipient with a notice of receipt or within seven (7) days if mailed by registered or certified mail, return receipt requested.

16. SURVIVABILITY.  The Agreement, and all covenants, promises, agreements, conditions, warranties, representations and understandings contained in this Agreement shall survive the termination or expiration of the Term for purposes of enforcement of rights occurring prior to such termination or expiration.

17.  SET-OFF.  Each party reserves the right, at any time, to Set-off against any amount that the other party owes to such party under this Agreement and/or the Railcar Management Agreement.   The party invoking the Set-off shall provide written notice to the other party prior to doing so. "Set-off" means set-off, offset, combination of accounts, netting of dollar amounts of monetary obligations, right of retention or withholding or similar right to which such party is entitled; provided, that it arises under this Agreement and/or the Railcar Management Agreement.

18.  MISCELLANEOUS.  These Terms supersede any terms and conditions of previous dates, and if there is a conflict between these Terms and the specific provisions contained in the Agreement, the specific provisions contained in the Agreement shall control.  Capitalized terms not defined herein shall have the meanings set forth in the Agreement.  The captions and section headings set forth in the Agreement are for convenience only and shall not be used in defining or construction any of the terms and conditions of the Agreement.  Waiver by either party of any breach of the terms and conditions contained in the Agreement will not be construed as a waiver of any other or continuing breach. Except where specifically noted in this Agreement, any right or remedy specified in the Agreement shall be in addition to, and not excusive of, any other right or remedy of under contract, law or equity. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of its other provisions.  The Agreement is solely for the benefit of Buyer and Seller and shall not be deemed to confer upon or give to any third-party any right, claim, cause of action or interest herein. Nothing in the Agreement shall be construed against either party as the alleged drafter thereof.  No course of dealing, course of performance, or usage of trade shall be considered in the interpretation or enforcement of the Agreement. The Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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